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                                                                   Exhibit 99.11

                          TRANSATLANTIC HOLDINGS, INC.

                          XXXXXX SHARES OF COMMON STOCK

                                   ----------

                             UNDERWRITING AGREEMENT

                                                                   March 9, 2010

Goldman, Sachs & Co.,
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
     As Representatives of the several Underwriters named in Schedule I(a) hereto,

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

c/o Wells Fargo Securities, LLC
375 Park Avenue
4th Floor
New York, New York 10152

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

     American Home Assurance Company, a New York insurance corporation, and a wholly owned subsidiary of American International Group, Inc., a Delaware corporation (the "SELLING STOCKHOLDER"), a stockholder of Transatlantic Holdings, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in
Schedule I(a) hereto (the "UNDERWRITERS") an aggregate of 8,466,693 shares (the "FIRM SHARES") and, at the election of the Underwriters, up to 725,969 additional shares (the "OPTIONAL SHARES") of common stock, par value $1.00 per share, of the Company (the "STOCK"). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "SHARES".

     In connection with the aforementioned issuance and sale, at the request of the Selling Stockholder, the Selling Stockholder and the Underwriters agree that 2,000,000 of the Firm


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Shares (the "REPURCHASE SHARES") shall be reserved for sale by the Underwriters to the Company as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the Stock Offering Agreement, dated as of March 7, 2010, by and between the Selling Stockholder, the Company and the Underwriters, and all applicable law, rules and regulations.

          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants to and agrees with, the Underwriters that:

               (a) The Company has, not earlier than three years prior to the date hereof, filed with the Securities and Exchange Commission (the "COMMISSION") an automatic shelf registration statement as defined under Rule 405 under the Securities Act of 1933, as amended (the "SECURITIES ACT", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) on Form S-3 (No. 333-155811), including the related prospectus, which registration statement, and any post-effective amendment thereto, became effective upon filing under Rule 462(e) of the Securities Act, for the registration under the Securities Act of the Shares. No stop order suspending the effectiveness of the registration statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and any request on the part of the Commission for additional information has been complied with.

               (b) The Company will file with the Commission pursuant to Rule 430B ("RULE 430B") and paragraph (b) of Rule 424 ("RULE 424(B)") under the Securities Act a supplement or supplements to the prospectus included in such registration statement relating to the Shares and the plan of distribution thereof. Such registration statement, at any given time, including the amendments thereto at such time, all exhibits thereto and any schedules thereto at such time, and the documents otherwise deemed to be a part thereof or included therein under the Securities Act, is hereinafter called the "REGISTRATION STATEMENT"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "BASE PROSPECTUS"; and such supplemented prospectus, in the form in which it shall first be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented), after the date and time that this Agreement is executed and delivered, is hereinafter called the "FINAL PROSPECTUS." The Registration Statement at the time it originally became effective is hereinafter called the "ORIGINAL REGISTRATION STATEMENT." Any information included in the Final Prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B is referred to as "RULE 430B INFORMATION." Each prospectus used in connection with the offering of the Shares that omitted Rule 430B Information is hereinafter called a "PRELIMINARY PROSPECTUS" and the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(g) hereof), is hereinafter called the "PRICING PROSPECTUS." Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE


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     ACt", which term, as used herein, includes the rules and regulations of the
     Commission promulgated thereunder) or otherwise deemed under the Securities Act to be a part of or included therein; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference or otherwise deemed under the Securities Act to be a part of or included therein. Each Preliminary Prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the Securities Act and each Preliminary Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, except to the extent permitted by Regulation S-T.

               (c) (A)(i) At the time of filing the Original Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, the Company was not an "ineligible issuer" as defined in Rule 405 under the Securities Act.

               (d) The Registration Statement conforms, and the Final Prospectus and any further amendments or supplements to the Registration Statement and the Final Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

               (e) (i) The Registration Statement and any post-effective amendment thereto do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to any amendment or supplement thereto, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Final Prospectus, as of its date, and any amendment or supplement thereto, as of the applicable filing date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in


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     reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

               (f) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Represented Free Writing Prospectus (as defined in Rule 433 under the Securities Act and referred to herein as "ISSUER FREE WRITING PROSPECTUS") has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

               (g) For the purposes of this Agreement, the "APPLICABLE TIME" is 6:00 p.m. (Eastern time) on March 9, 2010, and the "GENERAL DISCLOSURE PACKAGE" means (i) the Pricing Prospectus as of the Applicable Time, (ii) the information included in Schedule II(c) hereto and (iii) the Issuer Free Writing Prospectuses, if any, listed on Schedule II(a) hereto under the heading "General Disclosure Package Free Writing Prospectuses". The General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

               (h) Each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Final Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

               (i) Each document incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Securities Act or the Exchange Act, as applicable, and, when read together with the other information in the General Disclosure Package and the Final Prospectus, at the Applicable Time and at each Time of Delivery (as hereinafter defined) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or


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     omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; no such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto; and there are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

               (j) Each of the Company and its operating subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectus. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 1(m) below). All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

               (k) The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company.

               (l) The Company has an authorized capitalization as set forth in the General Disclosure Package and Final Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the General Disclosure Package and Final Prospectus. Except as disclosed in the General Disclosure Package and Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The Shares are listed on the New York Stock Exchange.

               (m) Except as disclosed in the General Disclosure Package and Final Prospectus, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its


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     subsidiaries is bound or to which any of the property or assets of the
     Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults as would not, either individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of the Company and its subsidiaries taken as a whole (such effect, a "MATERIAL ADVERSE EFFECT"); nor will such action result in any violation of (i) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or any regulatory authority or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect) or (ii) the provisions of the charter or by-laws of the Company or any of its subsidiaries. As used herein, a "REPAYMENT EVENT" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of its subsidiaries (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

               (n) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or (ii) in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of (ii) (y) as disclosed in the General Disclosure Package and Final Prospectus and (z) for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

               (o) Except as disclosed in the General Disclosure Package and Final Prospectus and except as have already been obtained or may be required under the Securities Act or state securities or "blue sky" laws, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or any regulatory authority is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and thereby.

               (p) The Company is not, and after giving effect to the offering and sale of the Shares as described in the General Disclosure Package and the Final Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (q) Each of the Company's subsidiaries that is engaged in the business of insurance or reinsurance (each an "INSURANCE Subsidiary", collectively the "INSURANCE SUBSIDIARIES") is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Insurance Subsidiaries has all other


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     necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all domestic and foreign insurance regulatory authorities necessary to conduct their respective businesses as described in the General Disclosure Package and the Final Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Effect, and none of the Company or its Insurance Subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company or any of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company or any of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Effect. No insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has (i) except as disclosed in the General Disclosure Package and the Final Prospectus, or as would not have a Material Adverse Effect, issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted or (ii) except as disclosed in the General Disclosure Package and the Final Prospectus, issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

               (r) Except as disclosed in the General Disclosure Package and the Final Prospectus, all reinsurance treaties and arrangements to which the Insurance Subsidiaries are a party are in full force and effect, and none of the Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent that any such failure to be in full force and effect or any such violation or default would not have a Material Adverse Effect. Neither the Company nor any of the Insurance Subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement and none of the Company and such Insurance Subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) the Company or such subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor its Insurance Subsidiaries has given effect to such agreements in its underwriting results in its most recently filed statutory financial statements unless such agreements were in material conformity with the requirements therefor of the insurance department of the state of domicile of each such subsidiary in effect at such time of preparation for reinsurance ceded pursuant to such agreements or giving effect to such agreements is otherwise permitted by applicable accounting or regulatory standards.

               (s) Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, would be reasonably likely


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     to have a Material Adverse Effect, and to the best knowledge of the
     Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except as would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect.

               (t) Neither the Company, nor to its knowledge, any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, but excluding AIG and its affiliates other than the Company and its subsidiaries) ("AFFILIATES"), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, however, that no such representation is made as to the Underwriters or any person acting on their behalf.

               (u) The consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in stockholders' equity of the Company and its consolidated subsidiaries for the periods specified, in each case in all material respects in conformity with generally accepted accounting principles as applied in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto). The summary and selected historical financial data of the Company included in the General Disclosure Package and the Final Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the General Disclosure Package and the Final Prospectus.

               (v) The statutory annual and quarterly statements of the Insurance Subsidiaries and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed with the State of New York, have been prepared in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of the Insurance Subsidiaries (on a statutory basis) for the period covered thereby.

               (w) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Final Prospectus and the General Disclosure Package any material loss or interference with its business material to the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus; and, since the date as of which information is given in the Final Prospectus and except as contemplated in the General Disclosure Package and the Final Prospectus, there has not been (x) any material addition, or any development involving a prospective material addition, to the Company's consolidated reserves for losses and loss adjustment expense, (y) any change in the authorized capital stock of the Company or any of its subsidiaries or any increase in the consolidated short-term or long-term debt of the Company or (z) any Material Adverse Effect.


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               (x) PriceWaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company's internal control over financial reporting and management's assessment thereof are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

               (y) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

               (z) Since December 31, 2009, (i) no downgrading has occurred in the rating accorded the insurer and insurance financial strength of the Company or any Insurance Subsidiary by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such rating organization has made an initial public announcement that it has under surveillance or review, with possible negative implications, its rating of the insurer and insurance financial strength of the Company or any of its Insurance Subsidiaries.

               (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Final Prospectus, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

               (bb) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and


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     forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

               (cc) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY ACT"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

               (dd) The statements made in the Pricing Prospectus and the Final Prospectus under the captions "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Shares, under the caption "Certain Agreements with AIG" and "Underwriting" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

               (ee) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

               (ff) To the extent required to avoid a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (gg) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

               (hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

               Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

          2. Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents, warrants to and agrees with, the Underwriters that:

               (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder, except in each such case, with such exceptions as will not, individually or in the aggregate, have a material adverse effect on the Selling Stockholder's ability to consummate the transactions contemplated herein.

               (b) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Selling Stockholder, nor (iii) result in the breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder, except, in the case of (i) and (iii), with such exceptions as will not, individually or in the aggregate, have a material adverse effect on the Selling Stockholder's ability to consummate the transactions contemplated herein.

               (c) Immediately prior to each Time of Delivery (as defined in Section 3(e) hereof), the Selling Stockholder will have good and valid title to a security interest in the Shares to be sold hereunder, free and clear of all liens, encumbrances, equities or claims, and upon payment therefor and delivery to the Depository Trust Company ("DTC") or its agent of the Shares registered in the name of Cede & Co. ("CEDE") or such other nominee as may be designated by DTC, both as provided for herein, and the crediting of the Shares to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC will be a "protected purchaser" of the Shares (as defined in Section 8-303 of the Uniform Commercial Code as adopted in the State of New York (the "UCC")), the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the UCC) to the Shares, and no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim).

               (d) During the period beginning from the date hereof and continuing to and including the date forty-five (45) days after the date of the Prospectus (the "LOCK UP PERIOD"), not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs & Co.; provided that the Selling Stockholder may transfer shares of common stock of the Company to American International Group, Inc. ("AIG"), or to any subsidiary of AIG if the transferee agrees to be bound by the restrictions set forth in this Section 2(d). For the avoidance of doubt, it is understood that the restrictions in this Section 2(d) apply only to the shares of Company common stock directly held by the Selling Stockholder, and do not apply to any shares held by affiliates of the Selling Stockholder in connection with any asset management or investment management business or otherwise in a fiduciary capacity.

               (e) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (f) To the extent that any statements or omissions made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, which information consists solely of the information set forth in Schedule IV hereto, such Base Prospectus, Preliminary Prospectus, Pricing Prospectus, Prospectus and Issuer Free Writing Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (g) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     Any certificate signed by an officer of the Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to each Underwriter as to the matters set forth therein.

          3. Purchase, Sale and Delivery of the Shares.

               (a) Subject to the terms and conditions herein set forth, (i) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $52.149625, the number of Firm Shares, excluding the Repurchase Shares (to be adjusted by you so as to eliminate fractional shares), determined by multiplying the aggregate number of Firm Shares to be sold by the Selling Stockholder, as set forth on Schedule I(b), by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I(a) hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Stockholder hereunder and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the per share purchase price set forth above, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I(a) hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

               (b) Subject to the terms and conditions set forth in the Stock Offering Agreement, (i) the Selling Stockholder agrees to sell to each of the Representatives, and each of the Representatives agrees, severally and not jointly, to purchase the Repurchase Shares from the Selling Stockholder, at a purchase price per share of $53.35, which price per share shall be equal to the public offering price set forth on the front cover of the Final Prospectus, and (ii) the Company agrees to purchase from the Representatives the Repurchase Shares at a purchase price equal to the public offering price per share set forth on the front cover of the Final Prospectus.

               (c) The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Shares set forth on Schedule I(b), at the per share purchase price set forth in clause
     (a) above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you in accordance with Section 11 hereof, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in clause (e) hereof) or, unless you otherwise agree in writing, earlier than two or later than ten business days after the date of such notice, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth.

               (d) Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer for sale to the public and to the Company their respective portions of Firm Shares upon the terms and conditions set forth in the Prospectus.

               (e) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to the Representatives at least forty-eight hours in advance. As to any Shares that are in certificated form the Company will cause the certificates representing such certificated Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on March 15, 2010 or such other time and date as the Representatives and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY".

               (f) Delivery of the documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof and payment for the Shares shall be made at the office of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019 (or such other place as may be agreed to by the Underwriters and the Company) at, with respect to the Firm Shares, 9:30 a.m. (New York time) on March 15, 2010, which date and time may be postponed by agreement between the Underwriters, the Company and the Selling Stockholder and with respect to the Option Shares, 9:30 a.m. (New York time) on the date specified in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, which date and time may be postponed by agreement between the Underwriters and the Company.

               (g) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

          4. Covenants of the Company. The Company covenants with each of the Underwriters as follows:

               (a) To prepare the Final Prospectus as amended and supplemented in relation to the applicable Shares in a form approved by the Underwriters and to file timely and in the manner required such Final Prospectus pursuant to Rule 424(b) under the Securities Act

     (without reliance on Rule 424(b)(8)); to make no further amendment or any supplement to the Registration Statement, any Preliminary Prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Final Prospectus as amended or supplemented after the date hereof and prior to the First Time of Delivery unless the Underwriters shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and, during such same period, to advise the Underwriters, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, (ii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, (iii) any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information or (iv) the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

               (b) Not later than 12:00 p.m. (New York time) on the second business day following the date the Shares are first released by the Underwriters for sale to purchasers and from time to time, furnish at its own expense to the Underwriters and to Dewey & LeBoeuf LLP, counsel to the Underwriters, copies of the Final Prospectus (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Underwriters reasonably request for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing any Permitted Free Writing Prospectus (as hereinafter defined) and the Prospectus and any amendments or supplements thereto (including without limitation any costs associated with electronic delivery of these materials).

               (c) Furnish or deliver to the Underwriters and to Dewey & LeBoeuf LLP, counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (d) Promptly to take such action as the Underwriters may reasonably request from time to time to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or otherwise subject itself to taxation or service of process in any jurisdiction in which it is not otherwise so qualified or subject.

               (e) To make generally available to securityholders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

               (f) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

               (g) That none of the Company or any of its Affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Shares.

               (h) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Final Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to director or employee stock option or equity plans existing on the date of this Agreement, including for the avoidance of doubt the Company's 2009 Long Term Equity Incentive Plan, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without your prior written consent.

               (i) To take such steps as shall be necessary to ensure that it shall not become an "investment company" within the meaning of such term under the Investment Company Act.

               (j) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus relating to the

     Shares, including timely filing with the Commission or retention where required and legending.

               (k) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify promptly the Underwriters so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

          5. Further Covenants and Agreements.

               (a) The Company and the Selling Stockholder each represent and agree that, without the prior consent of the Representatives (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus as defined in Rule 405 under the Securities Act; and each Underwriter represents and agrees that, without the prior consent of the Company, the Selling Stockholder and the Representatives (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus. Any such free writing prospectus the use of which has been consented to by the Company, the Selling Stockholder and the Representatives is listed on
     Schedule II(a) hereto and is referred hereafter as a "PERMITTED FREE WRITING PROSPECTUS".

               (b) The Selling Stockholder and the Company acknowledge that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Stockholder, or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Stockholder, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Selling Stockholder have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

          6. Expenses. The Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that (i) the Company agrees to pay: (a) all costs and expenses incident to the preparation, printing, shipping and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the General Disclosure Package and the Final Prospectus and any amendments or supplements thereto, and this Agreement; (b) the fees and expenses of the Company's counsel and independent accountants; (c) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(d) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters in connection therewith), if any; (d) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such filings); (e) the costs and expenses of the Company and the reasonable expenses of the Underwriters and any consultants in connection with the marketing and offering of the Shares and the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, and the travel and lodging expenses of the representatives and officers of the Company and any such consultants; (f) any registration fees required to be paid by the Company in connection with the registration of the Shares; and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, and (ii) the Selling Stockholder agrees to pay: (a) the fees and expenses of the Selling Stockholder's counsel; (b) any costs and expenses incurred by the Selling Stockholder in connection with the marketing and offering of the Shares and any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with any travel and lodging expenses of the Selling Stockholder; and
(c) any stamp or transfer taxes in connection with the sale of the Shares to the Underwriters and all other costs and expenses incident to the performance of the obligations of the Selling Stockholder under this Agreement; provided in each case that, except as provided in this Section 6, Section 8 and Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

          7. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, are subject to the accuracy, when made and at and as of such Time of Delivery, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of each of their obligations hereunder, and to each of the following additional terms and conditions:

               (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction.

               (b) Gibson Dunn & Crutcher LLP shall have furnished to the Underwriters its written opinion and negative assurance letter, as special counsel to the Company, addressed to the Underwriters and dated at such Time of Delivery, to the effect set forth in Exhibit A hereto.

               (c) Gary A. Schwartz, General Counsel to the Company, shall have furnished to the Underwriters his written opinion addressed to the Underwriters and dated at such Time of Delivery, to the effect set forth in Exhibit B hereto.

               (d) Sullivan & Cromwell LLP, counsel for the Selling Stockholder shall have furnished to you their written opinion addressed to the Underwriters and dated at such Time of Delivery, to the effect set forth in Exhibit C hereto.

               (e) Dewey & LeBoeuf LLP shall have furnished to the Underwriters its written opinion, as counsel to the Underwriters, addressed to the Underwriters and dated at such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters.

               (f) The Underwriters shall have received, on each of the date hereof and such Time of Delivery, a letter dated the date hereof and at such Time of Delivery, as the case may be, to the effect set forth in Exhibit D hereto, from PriceWaterhouseCoopers LLP, and with respect to each such letter dated any such Time of Delivery as to such other matters as the Representatives may reasonably request and in the form and substance satisfactory to the Underwriters.

               (g) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chief Financial Officer of the Company, dated as of such Time of Delivery, in the form attached hereto as Exhibit E.

               (h) The Selling Stockholder shall have furnished to the Underwriter a certificate, signed by an Officer of the Selling Stockholder, dated as of such Time of Delivery, in the form attached hereto as Exhibit F.

               (i) The Company shall have furnished to the Underwriters on such Time of Delivery its certificate, dated such Time of Delivery, executed by its Chief Executive Officer and by its Chief Financial Officer, in form and substance reasonably satisfactory to the Underwriters, to the effect that
     (i) the representations, warranties and agreements of the Company in
     Section 1 are true and correct as of the date given and as of such Time of Delivery, (ii) the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Time of Delivery and (iii) the conditions set forth in Sections 7(k) and 7(m) have been fulfilled.

               (j) The Underwriters shall have received on such Time of Delivery, certificates of the Selling Stockholder, dated such Time of Delivery, executed by an authorized officer of the Selling Stockholder, in the form and substance reasonably satisfactory to the Underwriters, to the effect that the representations, warranties and agreements of the Selling Stockholder in Section 2 are true and correct as of the date given and as of such Time of Delivery; and the Selling Stockholder has complied in all material respects with all its agreements contained herein to be performed prior to or on such Time of Delivery.

               (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus or (ii) since such date there shall not have been (A) any addition, or any development involving a prospective addition, to the Company's consolidated reserve for losses and loss adjustment expense or (B) any change in the capital stock (other than issuances pursuant to a stock compensation plan of the Company disclosed in the General Disclosure Package), or any change in the short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on such Time of Delivery on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus.

               (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in the shares of the common stock of the Company, or in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been established on such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or New York authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; (iv) there shall have occurred a material disruption in securities settlement or clearance services; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in each case, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Shares being delivered on such Time of Delivery on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus.

               (m) Subsequent to the execution and delivery of this Agreement,
     (i) no downgrading shall have occurred in the rating accorded to the financial strength or credit of the Company, the insurance financial strength or issuer credit of the Insurance Subsidiaries or the debt securities of the Company by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such rating organization shall have made an initial public announcement that it has under surveillance or review, with possible negative implications, its rating of the financial strength of the Company, the insurance financial strength or issuer credit of the Insurance Subsidiaries or the debt securities of the Company.

               (n) The Underwriters shall have received executed copies of an agreement from the directors and executive officers of the Company listed in Schedule III hereto that includes "lock-up" provisions to the effect set forth in Exhibit G hereto.

               (o) At such Time of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          8. Indemnification and Contribution.

               (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter, within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which the Underwriters or any such controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act or
     (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act any material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse the Underwriters and controlling person promptly upon demand for any documented legal or other expenses reasonably incurred by the Underwriters or any such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus, in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Underwriters concerning the Underwriters specifically for inclusion therein, which information consists solely of the information set forth in Schedule V hereto.

               (b) The Selling Stockholder shall indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter, within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which the

     Underwriters or any such controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder or
     (ii) the omission or alleged omission, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder, to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein not misleading; and shall reimburse the Underwriters and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriters or any such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

               (c) The Underwriters, severally and not jointly, shall indemnify and hold harmless the Company and the Selling Stockholder, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder or any such controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company or the Selling Stockholder by or on behalf of the Underwriters specifically for inclusion therein, which information consists solely of the information set forth in Schedule V hereto, and shall reimburse the Company or the Selling Stockholder and any such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder or any such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Company, or the Selling Stockholder or any such controlling person.

               (d) Promptly after receipt by an indemnified party under this
     Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ separate counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Underwriters, based on the advice of counsel, it is advisable for the Underwriters and such officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company (it being understood that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel)). No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

               (e) If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each relevant indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares, or (ii) if the allocation provided by clause 8(e)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Selling Stockholder on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 8(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this
     Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been previously required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          9. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Shares, if, prior to that time, any of the events described in Sections 7(k), (l) or (m) shall have occurred or if the Underwriters shall decline to purchase such Shares for any reason permitted under this Agreement. In such case, the Company and the Selling Stockholder shall have no liability hereunder except as provided by Sections 6, 8 and 10 hereof.

          10. Reimbursement of Underwriters' Expenses. (a) if (i) the Selling Stockholder shall fail to tender the Shares for delivery to the Underwriters for any reason other than a breach by the Underwriters of their representations herein or obligations hereunder or (ii) the Underwriters shall decline to purchase the Shares as a result of (x) the failure of any of the conditions herein to be satisfied due to a breach of any of the representations, warranties or covenants by the Selling Stockholder, (y) the failure by counsel for the Selling Stockholder to furnish its written opinion pursuant to Section 7(d) of this Agreement or (z) any other acts or matters solely within the control of the Selling Stockholder, then the Selling Stockholder shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand, the Selling Stockholder shall pay the full amount of such reasonable fees and expenses to the Underwriters; and (b) if the Underwriters shall decline to purchase the Shares for any other reason permitted under this Agreement (including the termination of this

Agreement pursuant to Section 9 but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Selling Stockholder or the Underwriters of their respective representations, warranties or covenants herein) other than those specified in (a) above, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand, the Company shall pay the full amount thereof to the Underwriters.

          11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. at 200 West Street, New York, NY 10004, Attention: Registration Department (Fax: 212-902-3000); to Wells Fargo Securities, LLC, at 375 Park Avenue, New York, NY 10152,
     Attention: Equity Syndicate Department (Fax: 212-214-5918); and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, NY, New York 10036, attention of Syndicate Department, with a copy to ECM Legal;

          with a copy (which shall not constitute notice) to Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019, Attention: Michael Groll, Esq. (Fax: 212-259-6333; Telephone: 212-259-8000);

               (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 80 Pine Street, New York, NY 10005,
     Attention: General Counsel (Fax: 212-269-6801; Telephone: 212-770-2000);

          with a copy (which shall not constitute notice) to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166, Attention: Lois Herzeca, Esq. (Fax: 212-351-4035; Telephone: 212-351-4000).

               (c) If to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to American Home Assurance at 175 Water Street, New York, NY 10038, Attention: General Counsel (Fax:
     212-458-7080);

          with a copy (which shall not constitute notice) to American International Group, Inc., at 70 Pine Street, New York, NY 10270,
     Attention: General Counsel (Fax: 212-425-2175) and Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10005, Attention: Stephen M. Kotran, Esq., Robert E. Buckholz Jr., Esq. (Fax: 212-558-3588, Telephone: 212-558-4000).

          Any notice of a change of address or facsimile transmission number must be given by the Company, the Selling Stockholders or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

          12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Selling Stockholder, the Company and their respective successors, and to the extent provided in Section 8 hereof, to each person, if any, who is a controlling person, within the meaning of the Securities Act or the Exchange Act. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (ii) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in
Section 8(c) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Selling Stockholder, and any person controlling the Company and the Selling Stockholder within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on the First Time of Delivery, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Shares set forth opposite their respective names on Schedule I(a) bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on the First Time of Delivery, and arrangements satisfactory to the Underwriters and the Selling Stockholders for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the provisions of Section 6, Section 8 and Section 10 (which shall only apply with respect to the non-defaulting Underwriters) shall at all times be effective and shall survive such termination, but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case either the Underwriters or the Company shall have the right to postpone such Time of Delivery but in no event for longer than seven days in order that the required changes, if any, to the Final Prospectus or any other documents or arrangements may be effected.

          As used in this Agreement, the term "UNDERWRITER" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
13. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

          15. Definition of the Term "Business Day". For purposes of this Agreement, "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading.

          16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                             SIGNATURE PAGE FOLLOWS

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        TRANSATLANTIC HOLDINGS, INC.


                                        By: /s/ Gary A. Schwartz
                                            ------------------------------------
                                        Name:  Gary A. Schwartz
                                        Title: Senior Vice President and
                                               General Counsel


                                        AMERICAN HOME ASSURANCE COMPANY


                                        By: /s/ Brian T. Schreiber
                                            ------------------------------------
                                        Name:  Brian T. Schreiber
                                        Title: Authorized Representative

Accepted and agreed by:

/s/ Goldman, Sachs & Co.
-------------------------------------
(Goldman, Sachs & Co.)


Accepted and agreed by:

WELLS FARGO SECURITIES, LLC


By: /s/ David Herman
    ---------------------------------
Name:  David Herman
Title: Director


Accepted and agreed by:

By: MERRILL LYNCH, PIERCE, FENNER &
    SMITH INCORPORATED


By: /s/ William Egan
    ---------------------------------
    William Egan
    Global Head of Financial
    Institutions

                                                                  SCHEDULE I (A)

                                               NUMBER OF SHARES
UNDERWRITERS                                    TO BE PURCHASED
------------                                   ----------------
Goldman, Sachs & Co.                                3,762,598
Wells Fargo Securities, LLC                         3,762,598
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated                                       941,497
                                               ----------------
TOTAL                                               8,466,693


                                                                  SCHEDULE I (B)

                               SELLING STOCKHOLDER

                                    NUMBER OF FIRM    MAXIMUM NUMBER OF OPTIONAL
      SELLING STOCKHOLDER         SHARES TO BE SOLD        SHARES TO BE SOLD
      -------------------         -----------------   --------------------------
American Home Assurance Company        8,466,693                725,969

                                                                  SCHEDULE II(A)

(I) ISSUER FREE WRITING PROSPECTUSES INCLUDED IN THE GENERAL DISCLOSURE PACKAGE The Company's Free Writing Prospectus dated March 9, 2010

(II) OTHER ISSUER FREE WRITING PROSPECTUSES

The Company's Free Writing Prospectus dated March 5, 2010

                                                                  SCHEDULE II(B)

                               ADDITIONAL FILINGS

None

                                                                  SCHEDULE II(C)

                       ORALLY CONVEYED PRICING INFORMATION

1.   Public Offering price: $53.35 per share

2.   Number of Shares offered: 8,466,693 shares

                                                                    SCHEDULE III

                            LOCK UP AGREEMENT PARTIES

1.   Robert F. Orlich

2.   Kenneth Apfel

3.   Paul A. Bonny

4.   Michael C. Sapnar

5.   Steven S. Skalicky

6.   Javier E. Vijil

7.   Gary A. Schwartz

8.   Ian H. Chippendale

9.   John G. Foos

10.  John L. McCarthy

11.  Richard S. Press

12.  Thomas R. Tizzio

13.  Thomas Cholnoky

14.  Amy Cinquegrana

                                                                     SCHEDULE IV

         INFORMATION FURNISHED TO THE COMPANY BY THE SELLING STOCKHOLDER

The Selling Stockholder has furnished to the Company for use in the Final
Prospectus:

     (a) The information provided under the caption "Selling Stockholder" in the Final Prospectus, other than the last paragraph thereof.

                                                                      SCHEDULE V

                    INFORMATION PROVIDED BY THE UNDERWRITERS:

The Underwriters have furnished to the Company for use in the Final Prospectus:

     (a) The seventh paragraph under the caption "Underwriting" in the Final Prospectus concerning the terms of the offering.

     (b) The eighth, ninth and tenth paragraphs under the caption "Underwriting" in the Final Prospectus, concerning stabilizing and syndicate covering transactions by the Underwriters.

                                                                       EXHIBIT A

                   FORM OF OPINION GIBSON, DUNN & CRUTCHER LLP

     1. The Company is a validly existing corporation and is in good standing under the laws of the State of Delaware with the requisite corporate power and authority to conduct its business as described in the General Disclosure Package and the Final Prospectus.

     2. Insofar as the statements in the General Disclosure Package and Final Prospectus purport to describe specific provisions of the Shares, such statements present in all material respects an accurate summary of such provisions.

     3. Based solely on such counsel's review of the agreements, instruments, judgments or decrees and except as disclosed in the General Disclosure Package and Final Prospectus, the performance by the Company of this Agreement and the consummation of the transactions herein contemplated, does not breach the terms of any agreement or instrument identified to such counsel by the Company as being material to the Company, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions violate the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, judgment or decree of any court or other agency of government identified to such counsel by the Company as constituting all orders, judgments or decrees binding on the Company.

     4. Any required filings of the Final Prospectus, the Pricing Prospectus and any Issuer Free Writing Prospectus identified in Schedule II(a) hereto have been made in the manner and time period required by Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8)).

     5. Insofar as the statements made in the Pricing Prospectus and the Final Prospectus under the captions "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Shares, under the caption "Certain Agreements with AIG," and "Underwriting" insofar as they purport to describe specific provisions of the Shares and terms of the laws and documents referred to therein, such statements present in all material respects an accurate summary of such provisions, terms and documents.

     6. The execution, delivery by the Company of the Underwriting Agreement and the performance of its obligations thereunder have been duly authorized by the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

     7. The Company is not and, after giving effect to the offering and sale of the Shares as described in the General Disclosure Package and identified in
Schedule I(a) hereto and the Final Prospectus, will not be an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). For purposes of this paragraph 7, the term "investment company" has the meaning ascribed to such term in the Investment Company Act.

     8. Such counsel shall state that no facts came to such counsel's attention in the course of its review that cause such counsel to believe that the Registration Statement, as of its effective date, and the Final Prospectus, as of the date of the Final Prospectus, and any further amendments and supplements thereto, as applicable, and each of the documents incorporated therein by reference which were filed under the Exchange Act, as of their respective dates (in each case, other than the financial statements and related notes and schedules and other information of an accounting or financial nature contained therein, as to which such counsel need express no opinion), were not appropriately responsive in all material respects to the requirements of the Securities Act, as applicable and the applicable rules and regulations of the Commission thereunder.

     9. Further, such counsel shall also state that no facts came to such counsel's attention in the course of its review that have caused such counsel to believe (i) that the Registration Statement, or any amendment thereto, as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) that the documents included in the General Disclosure Package and identified in Schedule I(a) hereto, taken as a whole, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (iii) that the Final Prospectus, as of the date of the Final Prospectus and as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In each case, however, such counsel need express no view or belief with respect to (a) the financial statements, and notes and schedules thereto, included in, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Final Prospectus and (b) other information of a financial or accounting nature included in, incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package or the Final Prospectus.

     10. Such counsel shall also state that based solely on the representations and warranties of the Company contained in this Agreement, it is of the view that the Registration Statement has become effective under the Securities Act. In addition, such counsel shall state that, to such counsel's knowledge, based solely upon telephonic confirmation from the Staff of the Commission, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     11. Such counsel shall state that in the course of the preparation by the Company of the Registration Statement, the General Disclosure Package and the Final Prospectus (other than the documents incorporated by reference therein), they participated in conferences with certain of the officers and other representatives of, and the independent public accountants for, the Company. Given the limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the process of preparing the Registration Statement, the General Disclosure Package and the Final Prospectus, such counsel need not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package, the Final Prospectus or in any of the documents incorporated therein by reference which were filed under the Exchange Act and need not have made an independent check or verification thereof except as set forth in Section 5 above.

                                                                       EXHIBIT B

                FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

     (i) Each of the Company and its subsidiaries Putnam Reinsurance Company ("PUTNAM"), Transatlantic Reinsurance Company ("TRC") and Trans Re Zurich ("ZURICH") (each, a "SUBSIDIARY") has been duly incorporated and is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

     (ii) The Company has an authorized capitalization as set forth in the General Disclosure Package and the Final Prospectus. All of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of common stock of the Company were issued in violation of any preemptive or other similar right of any shareholder of the Company; and, except as set forth in the General Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

     (iii) Each of TRC and Putnam is duly licensed or authorized as an insurer in the State of New York, or is subject to no liability or disability material to the Company and its subsidiaries considered as a whole by reason of the failure to be so licensed or authorized in New York; the Company, TRC and Putnam have made all required filings under applicable insurance holding company statutes of the State of New York; the Company, TRC and Putnam have all other necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications of and from all insurance regulatory authorities of the State of New York to conduct their respective businesses as described in the General Disclosure Package and the Final Prospectus, or are subject to no material liability or disability by reason of the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications; and to such counsel's knowledge neither the Company, TRC nor Putnam has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such insurance regulatory authority is needed to be obtained by the Company, TRC or Putnam in any case where it could be reasonably expected that (x) the Company, TRC or Putnam would in fact be required either to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification or cease or otherwise limit writing certain business and (y) obtaining such authorization, approval, order, consent, license, certificate, permit, registration or qualification or limiting such business would have a Material Adverse Effect (such counsel being entitled to rely in respect of matters of fact relating to the opinion in this clause upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both the Underwriters and he are justified in relying upon such certificates).

     (iv) To such counsel's knowledge, each of TRC and Putnam is in compliance with the requirements of the insurance laws and regulations of the State of New York and has filed all notices, reports, documents or other information required to be filed thereunder, or is subject to no material liability or disability by reason of the failure to so comply or file (such counsel being entitled to rely in respect of matters of fact relating to the opinion in this clause upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that such counsel believes that both the Underwriters and such counsel are justified in relying upon such certificates, and in respect of the opinion in this clause upon opinions of local counsel provided that such counsel shall state that such counsel believes that both you and such counsel are justified in relying upon such opinions).

     (v) All descriptions in the General Disclosure Package and the Final Prospectus of contracts and other documents to which the Company or any of its subsidiaries is a party are accurate in all material respects; to such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the General Disclosure Package or the Final Prospectus that are not described or referred to in the General Disclosure Package or the Final Prospectus other than those described or referred to therein, and the descriptions thereof are correct in all material respects.

     (vi) To such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the General Disclosure Package or the Final Prospectus.

     (vii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

     (viii) Each of the documents filed by the Company pursuant to the Exchange Act, and incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus as of the date hereof, when it was filed, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that such counsel need not express any opinion as to the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or excluded therefrom.

     (ix) Except as disclosed in the General Disclosure Package and the Final Prospectus, the execution and delivery of this Agreement, the issuance and sale of the Shares, and the consummation of the transactions therein contemplated do not and will not conflict with or constitute or result in a breach of, or default under, (a) any judgment, order or decree known to such counsel of any domestic government, governmental instrumentality or regulatory authority or court having jurisdiction over the Company, any subsidiary, or any of their property, or (b) any provision of any indenture, mortgage, deed of trust, loan or credit agreement or similar agreement or instrument known to such counsel to which the Company or any subsidiary is a party or by which they or any part of their property is bound, except in each case (a) and (b) for such conflicts, breaches or defaults as would not have a Material Adverse Effect.

     (x) To such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, would be reasonably likely to have a Material Adverse Effect, and to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except as would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     (xi) Except as described in the General Disclosure Package or the Final Prospectus, there are no restrictions upon the declaration or payment of any dividend or distribution on any shares of capital stock of any of the Company's subsidiaries pursuant to the charter or by-laws of any of them, any agreement or other instrument to which any of them is a party or by which any of them is bound, or any order, law, rule, regulation, judgment or determination of any court, governmental agency or body (including, without limitation, any insurance regulatory agency or body) or arbitrator having jurisdiction over any of them.

     Such counsel shall also state that while such counsel has not itself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for, the accuracy or completeness of the statements contained in the

Registration Statement, the General Disclosure Package or the Final Prospectus except to the extent described in such counsel's opinion above, no facts came to such counsel's attention in the course of its review that have caused such counsel to believe (i) that the Registration Statement, or any amendment thereto, as of its effective date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) that the documents included in the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (iii) that the Final Prospectus, as of the date of the Final Prospectus and as of the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In each case, however, such counsel need express no view or belief with respect to
(a) the financial statements, and notes and schedules thereto, included in, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Final Prospectus and, (b) other financial data or information included in, incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package or the Final Prospectus.

                                                                       EXHIBIT C

              FORM OF OPINION OF COUNSEL TO THE SELLING STOCKHOLDER

March __, 2010

Goldman, Sachs & Co.,
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
   As Representatives of the several Underwriters named in Schedule I(a) hereto,

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

c/o Wells Fargo Securities, LLC
375 Park Avenue
4th Floor
New York, New York 10152

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

     In connection with the several purchases today by you and the other Underwriters named in Schedule 1(a) to the Underwriting Agreement, dated March __, 2010 (the "UNDERWRITING AGREEMENT"), among American Home Assurance Company, a New York insurance corporation ("AHAC", the "SELLING STOCKHOLDER"), Transatlantic Holdings, Inc., a Delaware corporation (the "COMPANY"), and you, as Representatives of the several Underwriters named therein (the "UNDERWRITERs"), of [XX,XXX,XXX] shares of the Company's Common Stock, par value $1.00 per share (the "COMMON

STOCK"), consisting of _____ shares of Common Stock being purchased from AHAC (the "SHARES"), we, as counsel for the Selling Stockholder, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

     (1) The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

     (2) The execution, delivery and performance by the Selling Stockholder of its obligations under the Underwriting Agreement will not (a) violate the Selling Stockholder's certificate of incorporation or by-laws, or (b) violate any Covered Laws.

     (3) All regulatory consents, authorizations, approvals and filings by or with any governmental authority or court that are required to be obtained or made by the Selling Stockholder under the Covered Laws for the execution, delivery and performance of their obligations under the Underwriting Agreement have been obtained or made.

     (4) Immediately prior to each Time of Delivery (as defined in the Underwriting Agreement), the Selling Stockholder will have good and valid title to a security interest in the Shares to be sold pursuant to the Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims, and upon payment therefor and delivery to the Depository Trust Company ("DTC") or its agent of the Shares registered in the name of Cede & Co. ("CEDE") or such other nominee as may be designated by DTC, both as provided for in the Underwriting Agreement, and the crediting of the Shares to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC will be a "protected purchaser" of the Shares (as defined in Section 8-303 of the Uniform Commercial Code as adopted in the State of New York (the "UCC")), the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the UCC) to the Shares, and no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim).

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We are expressing no opinion in paragraphs (2) and (3) above, insofar as performance by the Selling Stockholder of its obligations under the Underwriting Agreement is concerned, as to bankruptcy, insolvency, rehabilitation, liquidation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability related to or affecting creditors' rights. Also, for purposes of the opinions in paragraphs (2) and (3) above, "COVERED LAWS" means the Federal laws of the United States and the laws of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that in our experience normally are applicable to the Selling Stockholder and transactions such as those contemplated by the Underwriting Agreement, provided that the term "Covered Laws" does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employment Retirement Income Security Act of 1974 and related laws, antitrust laws or any law, rule or regulation that is applicable to the Selling Stockholder, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of the Selling Stockholder or its affiliates.

     In connection with our opinion in paragraph (2), (i) our consideration of any of the agreements referred to in such paragraph that are not governed by New York law has been limited to a review of such agreements, and we have analyzed such agreements as though New York law were the law governing such agreements, and (ii) we express no opinion, however, as to whether the execution, delivery or performance by the Selling Stockholder of the Underwriting Agreement will constitute a breach of, or default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Selling Stockholder or any of its subsidiaries.

     We have relied as to certain matters upon information obtained from public officials, officers of the Selling Stockholder and American International Group, Inc., and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

                                        Very truly yours,

                                                                       EXHIBIT D

                       FORM OF ACCOUNTANTS' COMFORT LETTER

March 9, 2010

Transatlantic Holdings, Inc.
80 Pine Street
New York, New York 10005

and

Goldman, Sachs & Co.,
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
   As representatives of the several underwriters

Ladies and Gentlemen:

We have audited:

     1. the consolidated financial statements of Transatlantic Holdings, Inc. and its subsidiaries (collectively, the "Company") as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 included in the Company's annual report on Form 10-K for the year ended December 31, 2009 (the "Form 10-K"),

     2. the related financial statement schedules included in the Form 10-K and

     3. the effectiveness of the Company's internal control over financial reporting as of December 31, 2009.

The consolidated financial statements and financial statement schedules referred to above are all incorporated by reference in the registration statement (No. 333-155811) on Form S-3 filed by the Company under the Securities Act of 1933 (the "Act"); our report with respect thereto is also incorporated by reference in such registration statement. Such registration statement, including the prospectus dated May 28, 2009 and the preliminary prospectus supplement dated March 9, 2010, is herein referred to as the "Registration Statement."

In connection with the Registration Statement:

1. We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission ("SEC") and the Public Company Accounting Oversight Board (United States) ("PCAOB").

2. In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2009. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2009. Also, we have not audited the Company's internal control over financial reporting as of any date subsequent to December 31, 2009. Therefore, we do not express any opinion on the Company's internal control over financial reporting as of any date subsequent to December 31, 2009.

4. For purposes of this letter, we have read the minutes of the 2009 meetings of the Board of Directors and the Audit Committee of the Board of Directors of the Company and as set forth in the minute books at March 5, 2010, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the minutes of the December 9, 2009 Board of Directors, the December 18, 2009 Executive Committee of the Board of Directors, and the February 4, 2010 and February 12, 2010 Compensation Committee of the Board of Directors meetings, which were not approved in final form, for which agendas were provided to us; officials of the Company have represented that such agendas include all substantive actions taken at such meetings.

5. Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to December 31, 2009 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after December 31, 2009 have, of necessity, been limited. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether at March 8, 2010 there was any change in preferred stock or common stock, or in short-term or long-term debt of the Company as compared with amounts shown in the December 31, 2009 consolidated balance sheet incorporated by reference in the Registration Statement. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

6. For purposes of this letter, we have also read the items identified by you on the attached copies of pages from the preliminary prospectus supplement forming part of the Registration Statement and copies of pages from the Company's Form 10-K incorporated by reference therein and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

     With respect to Tickmarks A, B, and C below, we make no comment as to the appropriateness of the Company's methodology for developing net prior period reserve adjustments, prior period reserve strengthening, catastrophe losses, annualized pre/after tax yield on average cash and invested assets, change in foreign exchange rates in percentages, underwriting gain, loss ratios, expense ratios, and combined ratios. In addition, we make no comment as to the reasons for any variances disclosed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     A Compared with a corresponding amount included in the Company's audited consolidated financial statements, incorporated by reference in the Registration Statement, and found them to be in agreement.

     B Compared with a corresponding amount in or recomputed directly from the Company's accounting records or from applicable amounts included in or derived from a schedule prepared by the Company from its accounting records for the respective period, and found them to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct.

     C Recomputed using applicable amounts included in the Company's audited consolidated financial statements, incorporated by reference in the Registration Statement, and found them to be in agreement.

     D Recomputed book value per share using applicable amounts from the Company's audited consolidated financial statements and found the per share amounts to be in agreement.

     E Compared with a corresponding amount in or recomputed directly from the Company's accounting records or from applicable amounts included in or derived from a schedule prepared by the Company from its accounting records for the respective period, and found them to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct. We make no comment regarding the appropriateness of the classification of net loss reserves, premiums written, commissions nor premiums balances receivable by line of business.

     F Compared with a corresponding amount included in the Company's accounting records and found such amount to be (0.2%).

     G Compared with a corresponding amount included in the Company's accounting records and found such amount to be $1.0 million.

     H Compared with a corresponding amount included in the Company's accounting records and found such amount to be ($1.0) million.

     I We recalculated the amounts by reference to the Company's audited consolidated financial statements, incorporated by reference in the Registration Statement, after giving effect to the stock repurchase by Transatlantic Holdings, Inc. However, we make no comment as to whether the repurchase of stock by Transatlantic Holdings, Inc. will actually occur.

     J Compared to a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct.

          It should be noted that net operating income, NOI per Common Share (diluted) and operating return on equity, (collectively, the "Non-GAAP measures"), are not measures of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the company's definition, calculation or presentation of the Non-GAAP measures or their usefulness for any purposes.

     K Compared with a corresponding amount included in the Company's accounting records and found such amount to be $4,440,069.

     L Compared with a corresponding amount included in the Company's accounting records and found such amount to be $5,265,946.

8. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,


PricewaterhouseCoopers, LLP

                                                                       EXHIBIT E

                             FORM OF CFO CERTIFICATE

                          TRANSATLANTIC HOLDINGS, INC.
                      CHIEF FINANCIAL OFFICER'S CERTIFICATE

     I, Steven Skalicky, do hereby certify that I am the Executive Vice President and Chief Financial Officer of Transatlantic Holdings, Inc., a Delaware corporation (the "Company"), and solely on behalf of the Company, and not in my individual capacity, do hereby certify that:

     1) I am providing this certificate in connection with the offering of XX million shares of common stock, par value $1.00 of the Company, by the selling stockholder, as described in that certain Registration Statement on Form S-3, as amended by post effective amendment No. 1 (File No. 333-155811) (together with the prospectus dated May 28, 2009 and the preliminary prospectus supplement dated March __, 2010, the "Registration Statement");

     2) I am familiar with the accounting, operations and records systems of the Company and its wholly-owned subsidiaries;

     3)   (a)  To the best of my knowledge:

          (i) At March __, 2010, there was no decrease greater than 10% in total shareholders' equity as compared with the amounts shown on the December 30, 2009 audited consolidated balance sheet incorporated by reference in the Registration Statement, except as a result of events that have been disclosed in the Registration Statement as having occurred or may occur;

          (ii) For the period from January 1 to March __, 2010 there was no decrease greater than 15% in either consolidated net revenue or consolidated net income as compared to the corresponding period in 2009, except as a result of events that have been disclosed in the Registration Statement as having occurred or may occur.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this __th day of March, 2010.


                                        ----------------------------------------
                                        Name: Steven Skalicky
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                                                       EXHIBIT F

                         AMERICAN HOME ASSURANCE COMPANY

                              Officer's Certificate

     I, ____________, _____________ of American Home Assurance Company, a New York domiciled insurance company (the "COMPANY"), hereby certify that:

     The only agreements or instruments to which the Company is a party or by which it is bound which contain any covenant or restriction which limits or restricts its freedom to sell, transfer or otherwise dispose of any securities of Transatlantic Holdings, Inc. are listed on Schedule I hereto.

     IN WITNESS WHEREOF, I have hereunto signed my name.

     Dated: March __, 2010

                                   SCHEDULE I

1. Stockholders' Agreement, dated June 4, 2009 by and among American International Group, Inc., American Home Assurance Company and Transatlantic Holdings, Inc.

                                                                       EXHIBIT G

                          TRANSATLANTIC HOLDINGS, INC.

                            FORM OF LOCK-UP AGREEMENT

                                 March __, 2010

Goldman, Sachs & Co.,
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
   As Representatives of the several Underwriters named in Schedule I(a) hereto,

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

c/o Wells Fargo Securities, LLC
375 Park Avenue
4th Floor
New York, New York 10152

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

     Re: Transatlantic Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

     The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I(a) to such agreement (collectively, the "Underwriters"), with the selling stockholders named in Schedule I(b) to such agreement and Transatlantic Holdings, Inc., a Delaware corporation (the "Company"), providing for a public offering of the common stock, par value $1.00 par share (the "Shares") of the Company by the selling stockholders pursuant to a Registration Statement on Form S-3 (No. 333-155811), to be filed with the Securities and Exchange Commission (the "SEC").

     In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that without the prior written consent of Goldman, Sachs & Co. and Wells Fargo Securities, LLC , during the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Final Prospectus covering the public offering of the Shares, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Company, or any options or warrants to purchase any shares of common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership as such term is used in the rules and regulations of the SEC promulgated under Section 16 of the Securities Act of 1934, as amended (collectively the "Undersigned's Shares").

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value and that any such transfer is not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                        Very truly yours,


                                        ----------------------------------------
                                        Exact Name of Stockholder


                                        ----------------------------------------
                                        Authorized Signature


                                        ----------------------------------------
                                        Title